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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K
                                   --------




                                CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



                              September 23, 1999
         -------------------------------------------------------------
               Date of report (Date of earliest event reported)



                                  ADVO, Inc.
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)




          Delaware                         1-11720                06-0885252
--------------------------------    ------------------------  -----------------
(State or other jurisdiction        (Commission file number)  (IRS Employer
of incorporation or organization)                            Identification No.)


        One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
        --------------------------------------------------------------
                   (Address of Principal Executive Offices)



Registrant's telephone number, including area code:       (860) 285-6120
                                                    ---------------------------
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ITEM 5.  OTHER EVENTS
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On September 23, 1999, ADVO, Inc. (the "Company") announced that its Board of
Directors has authorized a new stock repurchase program for an additional 1,000,000 shares through September 30, 2000. This program adds a million shares to the approximately 200,000 shares remaining from the prior buyback program announced in March 1999, bringing the total authorization to 1,200,000 shares.

Since September 1997, the Company has purchased approximately 4,300,000 shares of its stock, under its previous repurchase programs. These purchases have been financed out of borrowings under the Company's loan agreements and cash flow from operations. Previous stock repurchase limits included in the Company's Debt Agreement have been amended to increase the Company's total stock buyback capacity.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

The following exhibits are filed herewith:


Exhibit   Description
-------   -----------
 No.
 ---
99(a)     Press release, dated September 23, 1999,           Filed herewith.
          issued by the Company.

                                      -2-
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                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                              ADVO, Inc.
   Date: September 27, 1999
         ------------------
                                              By   /s/ DAVID M. STIGLER
                                                ------------------------------
                                                David M. Stigler
                                                Senior Vice President,
                                                Legal and Public Affairs,
                                                General Counsel and Secretary

                                      -3-
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                         EXHIBIT INDEX
                         -------------

                                                       Incorporation by
Exhibit No.      Description                           Reference
-----------      -----------                           ---------

99 (a)           Press release dated September 23,     Filed herewith.
                 1999, issued by the Company.